UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 12, 2021

NiSource Inc.

(Exact name of registrant as specified in its charter)

DE	001-16189	35-2108964
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification No.)

801 East 86th Avenue Merrillville, IN	46410
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (877) 647-5990

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	NI	NYSE

Depositary Shares, each representing a 1/1,000th ownership interest in a share of 6.50% Series B Fixed-Rate Reset Cumulative Redeemable Perpetual Preferred Stock, par value $0.01 per share, liquidation preference $25,000 per share and a 1/1,000th ownership interest in a share of Series B-1 Preferred Stock, par value $0.01 per share, liquidation preference $0.01 per share	NI PR B	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01.	Regulation FD Disclosure.

(a)

On April 12, 2021, NiSource Inc. (the “Company”) issued a press release announcing its intention to offer to sell, subject to market and other conditions, 7,500,000 Equity Units, each with a stated amount of $100. Each Equity Unit will initially be in the form of a Corporate Unit consisting of a contract to purchase shares of the Company’s common stock in the future and a 1/10th, or 10%, undivided beneficial ownership interest in one share of Series C Mandatory Convertible Preferred Stock, par value $0.01 per share, with a liquidation preference of $1,000 per share.

(b)

In addition, in connection with the offering of the Equity Units, the Company provided a preliminary estimate of its net income available to common shareholders (also referred to as earnings per share) as of March 31, 2021.

The following estimates are not a comprehensive statement of the Company’s financial condition or results for the period ended March 31, 2021. The Company’s actual results for the three months ended March 31, 2021 may differ materially from these estimates, which are given only as of the date hereof, as a result of the completion of its financial closing procedures, final adjustments and other developments, which may arise between now and the time that its financial results for the three months ended March 31, 2021 are finalized. This information is inherently uncertain.

As of the date hereof, the Company estimates that its net income available to common shareholders (also referred to as earnings per share) as of March 31, 2021 was between $0.70 and $0.74.

The preliminary financial estimates provided herein have been prepared by, and are the responsibility of, management. Neither Deloitte & Touche LLP, the Company’s independent registered public accounting firm, nor any other independent accountants have audited, reviewed, compiled, or performed any procedures with respect to the accompanying preliminary financial data.

Accordingly, Deloitte & Touche LLP does not express an opinion or any form of assurance with respect thereto and assumes no responsibility for, and disclaims any association with, this information.

A copy of the press release is attached as Exhibit 99.1 and the information set forth therein is incorporated herein by reference and constitutes a part of this report. The information included in this Item 7.01 of this report and the press release attached hereto as Exhibit 99.1 are for informational purposes only and do not constitute an offer to sell the Equity Units.

The information furnished in this Item 7.01 (including Exhibit 99.1) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and is not incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release Announcing Equity Units Offering, dated April 12, 2021, issued by NiSource Inc.

104	Cover page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NiSource Inc.
(Registrant)

Date: April 13, 2021	By:	/s/ Donald E. Brown
Donald E. Brown
Executive Vice President and Chief Financial Officer